Exhibit 1(a)

PPL ENERGY SUPPLY, LLC

$500,000,000

4.60% Senior Notes due 2021

UNDERWRITING AGREEMENT

New York, New York

December 13, 2011

Deutsche Bank Securities Inc.

60 Wall Street,

New York, New York 10005

RBS Securities Inc.

600 Washington Boulevard,

Stamford, Connecticut 06901

Scotia Capital (USA) Inc.

One Liberty Plaza, 165 Broadway,

New York, New York 10006

Wells Fargo Securities, LLC

301 S. College Street,

Charlotte, North Carolina 28288

As Representatives of the Several Underwriters.

Ladies and Gentlemen:

1.	Introductory.

PPL Energy Supply, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell, and the several Underwriters named in Section 3 hereof (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), propose, severally and not jointly, to purchase, upon the terms and conditions set forth herein, $500,000,000 aggregate principal amount of the Company’s 4.60% Senior Notes due 2021 (the “Notes”) to be issued under an Indenture, dated as of October 1, 2001, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank)), as trustee thereunder (the “Trustee”), as heretofore supplemented and as to be further supplemented by Supplemental Indenture No. 11 thereto relating to the Notes (“Supplemental Indenture No. 11”) (as so supplemented, the “Indenture”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-158200-02), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Notes under the Securities Act. Promptly after the date of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Notes that omitted Rule 430B Information (other than a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that has not been approved in writing by the Company and the Representatives) is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date hereof and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

2.	Representations and Warranties.

The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 2(b) hereof and as of the Closing Date referred to in Section 5 hereof, and agrees with each Underwriter as follows:

(a) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act Regulations or made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations and (D) at the date hereof, the Company was and is eligible to register and issue the Notes as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations on March 25, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Notes made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of

Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the Issuer Free Writing Prospectus, including the Final Term Sheet prepared and filed pursuant to Section 6(b) identified on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 2:25 p.m. (New York City time) on December 13, 2011 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and the Representatives. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Notes that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture. At the effective date of the Registration Statement, the Indenture conformed in all material respects to the Trust Indenture Act and the rules and regulations thereunder;

(b) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter and perform its obligations under this Agreement, the Indenture and the Notes and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(c) The Notes have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); the Notes will be in the forms established pursuant to, and entitled to the benefits of, the Indenture; and the Notes will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(d) The Indenture has been duly authorized by the Company and, when Supplemental Indenture No. 11 is executed and delivered by the Company, and assuming due authorization, execution and delivery of Supplemental Indenture No. 11 by the Trustee, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by the Enforceability Exceptions; the Indenture conforms and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act;

(e) The Company is in compliance in all material respects with its Certificate of Formation and Limited Liability Company Agreement;

(f) No consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company in connection with its execution and delivery of this Agreement, the Indenture or the Notes, or the performance by the Company of its obligations hereunder or thereunder, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated herein and in the Prospectus;

(g) Neither the execution and delivery of this Agreement or Supplemental Indenture No. 11 or the issue and sale of the Notes, nor the consummation of any of the transactions herein or therein contemplated, will violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Formation or Limited Liability Company Agreement, or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, except in each case for such violations, breaches or defaults that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations hereunder or thereunder;

(h) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, each set forth or incorporated by reference in the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles;

(i) This Agreement has been duly and validly authorized, executed and delivered by the Company;

(j) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole;

(k) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(l) Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and issued their report with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company during the periods covered by their reports within the meaning of the Securities Act and the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”); and

(m) The Company maintains a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act. The Company also maintains effective (i) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act and (ii) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act. Such internal controls are evaluated by the Company’s senior management periodically as appropriate and, in any event, as required by law; and based on the most recent evaluations of such internal controls (i) such internal controls are effective in all material respects to perform the functions for which they were established; and (ii) all material weaknesses, if any, and significant deficiencies, if any, in the design or operation of the internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting have been disclosed to the Company’s auditors.

Each of you, as one of the several Underwriters, represents and warrants to, and agrees with, the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter, that the information set forth in Schedule B hereto furnished to the Company by or through you or on your behalf expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

3.	Purchase and Sale of Notes.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.318% of the principal amount thereof, plus accrued interest, if any, from the date of the first authentication of the Notes to the Closing Date (as hereinafter defined), the respective principal amounts of the Notes set forth below opposite the names of such Underwriters.

Underwriters	Principal Amount of Notes

Deutsche Bank Securities Inc.	$100,000,000
RBS Securities Inc.	100,000,000
Scotia Capital (USA) Inc.	100,000,000
Wells Fargo Securities, LLC	100,000,000
BNP Paribas Securities Corp.	25,000,000
Credit Agricole Securities (USA) Inc.	25,000,000
Mizuho Securities USA Inc.	25,000,000
PNC Capital Markets LLC	25,000,000

Total	$500,000,000

4.	Public Offering.

The several Underwriters agree that as soon as practicable, in their judgment, they will make a public offering of their respective portions of the Notes in accordance with the terms set forth in the Prospectus.

5.	Delivery and Payment.

(a) The Notes will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Notes to you against payment by you of the purchase price therefor (such delivery and payment herein referred to as the “Closing”) by wire transfer of immediately available funds to the Company’s account (“PPL Energy Supply, LLC” No. 2-964-823) at The Bank of New York Mellon (ABA Routing Number 031000037) by 10:00 A.M., New York Time, on the Closing Date. Such payment shall be made upon delivery of the Notes for the account of Wells Fargo Securities, LLC at DTC. The Notes so to be delivered will be in fully registered form in such authorized denominations as established pursuant to the Indenture. The Company will make the Notes available for inspection by you at the office of The Bank of New York Mellon, 101 Barclay Street, 4th Floor, New York, New York 10286, Attention: Faraz Khan not later than 10:00 A.M., New York Time, on the business day next preceding the Closing Date.

(b) Each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not and will not make any offer relating to the Notes that would constitute or would use an “issuer free writing prospectus” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that would be required to be filed with the Commission, other than information contained in the Final Term Sheet prepared in accordance with Section 6(b).

The term “Closing Date” wherever used in this Agreement shall mean December 16, 2011, or such other date (i) not later than the seventh full business day thereafter as maybe agreed upon in writing by the Company and you, or (ii) as shall be determined by postponement pursuant to the provisions of Section 10 hereof.

6.	Certain Covenants of the Company.

The Company covenants and agrees with the several Underwriters as follows:

(a) The Company, subject to Section 6(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement and/or any notice objecting to its use or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company will give the Representatives notice of its intention to make any such filing pursuant to the Exchange Act or Exchange Act Regulations from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company will prepare a final term sheet (the “Final Term Sheet”) substantially in the form attached as Annex I hereto reflecting the final terms of the Notes, in form and substance reasonably satisfactory to the Representatives, and shall file such Final Term Sheet as an “Issuer Free Writing Prospectus” prior to the close of business two Business Days after the date hereof (“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York); provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives shall reasonably object in writing.

(c) The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and any amendments and supplements thereto as each Underwriter may reasonably request.

(d) The Company agrees that before amending and supplementing the preliminary prospectus or the Prospectus, it will furnish to the Representatives a copy of each such proposed amendment or supplement and that it will not use any such proposed amendment or supplement to which the Representatives reasonably object in writing.

(e) The Company will use its best efforts to qualify the Notes and to assist in the qualification of the Notes by you or on your behalf for offer and sale under the securities or “blue sky” laws of such jurisdictions as you may designate, to continue such qualification in effect so long as required for the distribution of the Notes and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Notes for offer and sale, to continue such qualification, to determine its eligibility for investment and to print any preliminary or supplemental “blue sky” survey or legal investment memorandum relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Notes, or to meet any other requirement in connection with this paragraph (b) deemed by the Company to be unduly burdensome;

(f) The Company will promptly deliver to you a true and correct copy of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as you may reasonably request;

(g) If at any time prior to the completion of the sale of the Notes by the Underwriters (as determined by the Representatives), any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 6, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Prospectus to the several Underwriters without charge in such quantities as they may reasonably request; provided that the expense of preparing and filing any such amendment or supplement (i) that is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Agreement or (ii) that relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Notes and, for the purposes of this subsection (g), the Company shall be entitled to assume that the distribution of the Notes has been completed when it is advised by you that no Underwriter or such dealer retains any Notes. If at any time following issuance of an Issuer Free

Writing Prospectus, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement (or any other registration statement related to the Notes) or the Statutory Prospectus or any preliminary prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(h) The Company will, as soon as practicable, make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act which will satisfy the provisions of Section 11(a) of the Act;

(i) The Company will pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company, including all expenses (except as provided in Section 6(g) above) in connection with the preparation and filing of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Notes to the Underwriters at the place designated in Section 5 hereof, any fees and expenses relating to the eligibility and issuance of the Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes, all federal and state taxes (if any) payable (not including any transfer taxes) upon the original issue of the Notes; (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of any preliminary prospectus and each Prospectus, and (except as provided in Section 6(g) above) any amendment or supplement thereto, to the Underwriters; (iii) any and all fees payable in connection with the rating of the Notes; and (iv) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Notes;

(j) During the period from the date of this Agreement through the Closing Date, the Company shall not, without the Representatives’ prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Notes, any security convertible into or exchangeable into or exercisable for Notes or any debt securities substantially similar to the Notes (except for the Notes issued pursuant to this Agreement); and

(k) The Company represents and agrees that, unless it obtains the prior consent of the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping in accordance with the Securities Act Regulations.

7.	Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date of this Agreement and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) You shall have received from Ernst & Young LLP letters, dated the date of this Agreement and the Closing Date, confirming that Ernst & Young LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations and that:

(i) in their opinion, the consolidated financial statements of the Company audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, and the related published rules and regulations thereunder;

(ii) they have read the minutes of the meetings of the Board of Managers of the Company and Unanimous Written Consents of Managers in Lieu of Meetings of the Company as set forth in the minute books at a specified date not more than five Business Days prior to the date of delivery of such letter;

(iii) they have, if applicable, performed the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited condensed interim financial statements of the Company included or incorporated by reference in the Registration Statement and have read the unaudited interim financial data for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement to the date of the latest available interim financial data; and

(iv) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, they have performed inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below and other specified procedures, nothing came to their attention that caused them to believe that:

(A) any material modifications should be made to the unaudited condensed interim financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles;

(B) the unaudited condensed interim financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published rules and regulations thereunder; or

(C) at the date of the latest available interim balance sheet of the Company and at a specified date not more than five days prior to the date of such letter, there was any increase in long-term debt or increase in notes payable to affiliates, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Registration Statement; except for changes that are described in such letter; and

(v) they have read certain financial and statistical amounts included or incorporated by reference in the Registration Statement and the Prospectus, which amounts are set forth in such letter and agreed such amounts to the Company’s accounting records which are subject to controls over financial reporting or which have been derived directly from such accounting records by analysis or computation and have found such amounts to be in agreement with such results, except as otherwise specified in such letter and such other procedures as the Underwriters may request and Ernst & Young LLP is willing to perform and report upon.

(b) The Registration Statement shall have become effective and on the Closing Date no stop order suspending the effectiveness of the Registration

Statement and/or any notice objecting to its use shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or the cover page of a prospectus filed pursuant to Rule 424(b).

(c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any material adverse change not contemplated by the Prospectus (as it exists on the date hereof) in or affecting particularly the business or properties of the Company which, in your judgment, materially impairs the investment quality of the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by federal or New York authorities or a material disruption in securities settlement, payment or clearance services in the United States; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Notes and you shall have made a similar determination with respect to all other underwritings of debt securities of utility or energy companies in which you are participating and have a contractual right to make such a determination; or (v) any decrease in the ratings of the Notes by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes.

(d) You shall have received from Frederick C. Paine, Esq., Senior Counsel, or such other counsel for the Company as may be acceptable to you, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, as Representatives of the Underwriters, to the effect that:

(i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(ii) The Notes have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Trustee in the manner provided for in the Indenture, and delivery against payment therefor, constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent limited by the Enforceability Exceptions;

(iii) The Indenture has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by the Enforceability Exceptions;

(iv) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (1) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement, any Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required and (2) nothing has come to the attention of such counsel that would lead such counsel to believe either that the Registration Statement, as of its applicable effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, as of the Applicable Time, or the Prospectus, as supplemented, as of the date of this Agreement, and as it shall have been amended or supplemented, as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained in the Registration Statement, the General Disclosure Package or the Prospectus;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(vi) No consent, approval, authorization or other order of any public board or body of the United States or the Commonwealth of Pennsylvania (except for the registration of the Notes under the Act and the qualification of the Indenture under the Trust Indenture Act and other than in connection or compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which such counsel need express no opinion) is legally required for the authorization of the issuance and sale by the Company of the Notes in the manner contemplated herein and in the Prospectus; and

(vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene (i) the Company’s Certificate of Formation or Limited Liability Company Agreement, (ii) to the best of such counsel’s knowledge, any indenture, bank loan or credit agreement or other evidence of indebtedness binding upon the Company or any agreement or other instrument binding upon the Company that, in the case of any such agreement specified in this clause (ii) is material to the Company, or (iii) to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company.

In rendering such opinion, such counsel may rely as to matters governed by New York law upon the opinion of Dewey & LeBoeuf LLP referred to in Section 7(e) of this Agreement.

(e) You shall have received from Dewey & LeBoeuf LLP, counsel to the Company, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, as Representatives of the Underwriters, to the effect that:

(i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

(ii) The Notes have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Trustee in the manner provided for in the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent limited by the Enforceability Exceptions;

(iii) The Indenture has been duly authorized, executed and delivered by the Company, is duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by the Enforceability Exceptions;

(iv) (1) The Registration Statement has become effective under the Securities Act, and any preliminary prospectus included in the General Disclosure Package at the Applicable Time and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date or dates specified therein, and the Issuer General Use Free Writing Prospectus described in Schedule A attached hereto was filed with the Commission pursuant to Rule 433 on the date specified in such opinion; (2) to the best of the knowledge of such counsel after inquiry of the Company and the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted under the Securities Act; (3) the Registration Statement, as of its effective date, the General Disclosure Package, as of the Applicable Time, the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations thereunder; and (4) nothing has come to the attention of such counsel that would lead such counsel to believe that (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus, as supplemented, as of the date of this Agreement, and as it shall have been amended or supplemented, as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical data contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus;

(v) The statements in the Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute summaries of certain terms of the Indenture and the Notes, in each case constitute accurate summaries of such terms of such document and securities, in all material respects;

(vi) This Agreement has been duly authorized, executed and delivered by the Company;

(vii) No consent, approval, authorization or other order of any public board or body of the United States or the State of New York (except for the registration of the Notes under the Act and the qualification of the Indenture under the Trust Indenture Act and other than in connection or compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which such counsel need express no opinion) is legally required for the authorization of the issuance and sale by the Company of the Notes in the manner contemplated herein and in the Prospectus; and

(viii) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, Dewey & LeBoeuf LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to in Section 7(d) of this Agreement.

(f) You shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions in form and substance satisfactory to you, dated the Closing Date, with respect to matters as you may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to above.

(g) You shall have received a certificate, dated the Closing Date, of the Controller and the Treasurer or Assistant Treasurer of the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the Prospectus or as described in such certificate.

(h) You shall have received a copy of the rating letters from Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies, Moody’s Investors Service, Inc. and Fitch, Inc., or other evidence reasonably satisfactory to the Representatives, assigning ratings on the Notes as set forth in the General Disclosure Package.

The Company will furnish you as promptly as practicable after the Closing Date with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telegram to the Company without liability or obligation on the part of the Company or any Underwriter, except as provided in Sections 6(e), 6(i), 9, 11 and 13 hereof.

8.	Conditions of Company’s Obligations.

The obligations of the Company to sell and deliver the Notes on the Closing Date are subject to the condition that at the Closing Date no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company, shall be contemplated.

If such condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telegram to you, to terminate this Agreement without any liability on the part of the Company or any Underwriter, except as provided in Sections 6(e), 6(i), 9, 11 and 13 hereof.

9.	Indemnification and Contribution.

(a) The Company agrees that it will indemnify and hold harmless each Underwriter and the officers, directors and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading and, except as hereinafter in this Section provided, the Company agrees to reimburse each Underwriter and each person who controls any Underwriter as aforesaid for any reasonable legal or other expenses as incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company as set forth in Schedule B hereto by or through you on behalf of any Underwriter expressly for use in any such document or arises out of, or is based on, statements or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.

(b) Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company as set forth in Schedule B hereto by or through the Representatives on behalf of such Underwriter expressly for use in any such document; and, except as hereinafter in this Section provided, each Underwriter, severally and not jointly, agrees to reimburse the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

(c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 9. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Notes.

(d) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Company of a claim in respect thereof pursuant to subsection (c) of this Section 9, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Notes that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

(e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

(f) The indemnity and contribution provided for in this Section 9 and the representations and warranties of the Company and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company or their respective directors or officers, (ii) the acceptance of any Notes and payment therefor under this Agreement, and (iii) any termination of this Agreement.

10.	Default of Underwriters.

If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated, severally in the proportion which their respective commitments hereunder bear to the total commitment of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed to purchase. In the event that any Underwriter or Underwriters default in their obligations to purchase Notes hereunder, the Company may by prompt written notice to non-defaulting Underwriters postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve an Underwriter from liability for its default.

11.	Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations and warranties of the Company and of or on behalf of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect.

12.	Notices.

The Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Underwriters if the same shall have been made or given by you jointly or by the Representatives. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, and, if to the Company, shall be sufficient in all respects if delivered or mailed to the Company at Two North Ninth Street, Allentown, Pennsylvania 18101 (facsimile: 610-774-5235), Attn: Treasurer, and, if to you, shall be sufficient in all respects if delivered or mailed to you at the address set forth on the first page hereof (a copy of which shall be sent to Deutsche Bank Securities Inc., 60 Wall Street New York, New York 10005, Attention: Debt Capital Markets Syndicate Desk, Facsimile: (212) 797 2202; RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Debt Capital Markets Syndicate, Facsimile: (203) 873-4534; Scotia Capital (USA) Inc., One Liberty Plaza, 165 Broadway, 25th Floor, New York, New York 10006, Attention: Debt Capital Markets, Telephone: (212) 225-5501; and Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management, Facsimile: (704) 383-9165; provided, however, that any notice to an Underwriter pursuant to Section 9 hereof will also be delivered or mailed to such Underwriter at the address, if any, of such Underwriter furnished to the Company in writing for the purpose of communications hereunder.

13.	No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14.	Parties in Interest.

This Agreement shall inure solely to the benefit of the Company and the Underwriters and, to the extent provided in Section 9 hereof, to any person who controls any Underwriter, to the officers and directors of the Company, and to any person who controls the Company, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term “successor” shall not include any assignee of an Underwriter (other than one who shall acquire all or substantially all of such Underwriter’s business and properties), nor shall it include any purchaser of Notes from any Underwriter merely because of such purchase.

15.	Representation of Underwriters.

Any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.	Effectiveness.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

18.	Applicable Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19.	Waiver of Jury Trial

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	Headings.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters in accordance with its terms.

Yours very truly,

PPL ENERGY SUPPLY, LLC

By:	/S/ RUSSELL R. CLELLAND
	Name:	Russell R. Clelland
	Title:	Assistant Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

/s/ BEN SMILCHENSKY
Name: Ben Smilchensky
Title: Managing Director

/s/ RICHARD DALTON
Name: Richard Dalton
Title: Director

RBS SECURITIES INC.

/s/ OKWUDIRI ONYEDUM
Name: Okwudiri Onyedum
Title: Director

SCOTIA CAPITAL (USA) INC.

/s/ PAUL MCKEOWN
Name: Paul McKeown
Title: Managing Director

WELLS FARGO SECURITIES, LLC

/s/ CAROLYN HURLEY
Name: Carolyn Hurley
Title: Director

Acting severally on behalf of themselves and as Representatives of the several Underwriters named in Section 3 hereof.

SCHEDULE A

Issuer General Use

Free Writing Prospectus

None

Issuer Free Writing Prospectus

Final Terms and Conditions, dated December 13, 2011, for $500,000,000 aggregate principal amount of 4.60% Senior Notes due 2021, filed with the Commission by the Company pursuant to Rule 433 under the Securities Act.

SCHEDULE B

Information Represented and Warranted by the Underwriters

Pursuant to Section 2 of the Underwriting Agreement

1.	The third paragraph under the caption “Underwriting” in the Prospectus Supplement;

2.	The second and third sentences of the fourth paragraph under the caption “Underwriting” in the Prospectus Supplement; and

3.	The fifth, sixth and seventh paragraphs under the heading “Underwriting” in the Prospectus Supplement.

Annex I

Form of Final Term Sheet

Issuer:	PPL Energy Supply, LLC

Expected Credit Ratings* (Moody’s/S&P/Fitch):	Intentionally Omitted

Size:	$500,000,000

Trade Date:	December 13, 2011

Settlement Date:	December 16, 2011 (T+3)

Maturity Date:	December 15, 2021

Interest Payment Dates:	Semi-annually in arrears on June 15 and December 15, commencing on June 15, 2012

Coupon:	4.60%

Price to Public:	99.968%

Benchmark Treasury:	2.00% due November 15, 2021

Benchmark Treasury Yield:	1.979%

Spread to Benchmark Treasury:	+262.5 basis points

Yield to Maturity:	4.604%

Optional Redemption:	Prior to September 15, 2021, the notes will be redeemable, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the notes being redeemed or the sum of the present values of the remaining scheduled payments of principal and interest discounted on a semi-annual basis at the Adjusted Treasury Rate, plus 40 basis points. On or after September 15, 2021, the notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes being redeemed.

CUSIP / ISIN:	69352J AN7 / US69352JAN72

Joint Book-Running Managers:	Deutsche Bank Securities Inc. RBS Securities Inc. Scotia Capital (USA) Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Credit Agricole Securities (USA) Inc. Mizuho Securities USA Inc. PNC Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611 or emailing prospectus.cpdg@db.com, RBS Securities Inc. at 1-866-884-2071, Scotia Capital (USA) Inc. at 1-800-372-3930 or Wells Fargo Securities, LLC at 1-800-326-5987 or emailing cmclientsupport@wellsfargo.com.